UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                  June 26, 2003

                Date of Report (Date of earliest event reported)


                                    IMP, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                      0-15858                 94-2722142
---------------------------           -----------          ---------------------
State or other jurisdiction           Commission           IRS Employer
Of incorporation                      File Number          Identification Number


166 Baypointe in Santa Clara, CA                                 95054
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number including area code:   (408) 432-9100
                                                     --------------


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

(a)(1)(i) Effective June 26, 2003, BDO Seidman, LLP resigned as the independent accountants for IMP, Enc. (the "Company").

     (ii) The report of BDO Seidman, LLP, dated July 12, 2002, on the Company's financial statements for the fiscal year ended March 31, 2002 contained an explanatory paragraph that stated that "the Company continues to experience severe liquidity problems and absorb cash in its operating activities and, as of March 31, 2002, the Company has a working capital deficiency, is in default under the terms of certain financing agreements, is delinquent in the payment of its federal employment taxes, and has limited financial resources available to meet its immediate cash requirements. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty." Except as set forth in the immediately preceding sentence, BDO Seidman's report on the financial statements for the Company's fiscal year ended March 31, 2002 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The Company's financial statements for the fiscal year ended March 31, 2001 were audited by KPMG LLP ("KPMG"), and the information required to be reported in connection with the resignation of KPMG was included in a Current Report on Form 8-K filed on July 5, 2002. The Company's financial statements for the fiscal year ended March 26, 2000 were audited by PriceWaterhouseCoopers LLP ("PWC"), and the information required to be reported in connection with the resignation of PWC was included in a Current Report on Form 8-K filed on August 15, 2000. The audit of the Company's financial statements for the fiscal year ended March 31, 2003 has not yet been completed, and the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003 has not been filed yet. A Notification of Late Filing on Form 12b-25 was filed on June 30, 2003.

    (iii) BDO Seidman LLP resigned as the Company's independent accountants, and therefore, the decision to change accountants was not recommended or approved by the Company's Board of Directors or Audit Committee.

     (iv) During the Company's most recent fiscal year and the subsequent period through June 26, 2003, there were no disagreements with BDO Seidman, LLP on any matter of accounting procedures, or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report. As noted above, the information required to be reported in connection with the dismissal of KPMG on June 12, 2002 was included in a Current Report on Form 8-K filed on July 5, 2002. The resignation of PWC on August 8, 2000 was included in a Current Report on Form 8-K filed on August 15, 2000. The audit of the Company's financial statements for the fiscal year ended March 31, 2003 has not yet been completed, and the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003 has not been filed yet. A Notification of Late Filing on Form 12b-25 was filed on June 30, 2003.

      (v) BDO Seidman, LLP advised the Company and its Audit Committee by letter dated July 12, 2002, of certain matters that it considered to be material weaknesses in the Company's internal control and its operation, including inadequate cut-off procedures over sales and shipping; inadequate control procedures over the receipt and application of payments received from customers; lack of timely analysis and reconciliation of sub-ledger accounts to the general ledger; and lack of readily available documentation to support all Company transactions. The Company has authorized BDO Seidman, LLP to discuss the subject matter of each material weakness identified (as discussed further below) with any successor auditor subsequently engaged as the principal accountant to audit the Company's financial statements.

               Sales and Shipping Cut-Off Procedures.

               BDO Seidman, LLP noted that as of March 31, 2002, the Company had recorded a significant amount of sales for which title to the product had not been transferred to the customer as of March 31, 2002. Specifically, in certain instances, product for which revenue had beeen recognized in March 2002 had not been delivered to the appropriate common carrier until after the fiscal year end. BDO Seidman, LLP recommended that the Company strengthen its control over sales and shipping cut-off by establishing procedures that, among other criteria, require that product be shipped and title to product be transferred to the customer in advance of recognizing revenue. The Company has subsequently revised its method of recognizing revenue. Since March 31, 2002, no sales have been recognized as revenue until the products have been picked up by the common carrier for delivery to the customer.

               Application of Cash Receipts to Accounts Receivable.

               After testing the aged accounts receivable listing as of March 31, 2002, BDO Seidman, LLP noted that the Company frequently did not apply cash receipts against specific individual invoices, but rather, cash receipts were frequently applied against a customer's oldest outstanding invoices. BDO Seidman, LLP recommended that the Company strengthen its procedures over the application of cash receipts to accounts receivable by communicating more closely with its customers to determine the invoices that are being paid by the customer in order to ensure that cash is applied against the appropriate outstanding invoices. The Company has attempted to minimize this problem in subsequent periods by requesting that its customers indicate the specific invoices to which their payments should be applied; however, to the extent customer cooperation is necessary, the Company has not been 100% effective. Since April 24, 2003, the Company's operations have been temporarily shut down and as a result, receivables have decreased to relatively low levels. The Company's reason for shutting down operations is to move manufacturing equipment to facilities in China. Before operations resume in full force, the Company will implement procedures to account for the receivables based on invoice numbers. The overall impact of the accounting issues with respect to the receivables on reported numbers in previous quarters is minimal and not material.

               Reconciliation of Sub-ledger Accounts

               BDO Seidman, LLP also noted that the Company does not consistently reconcile certain of its sub-ledger accounts to the general ledger on a regular basis. Further, certain of the Company's key general ledger accounts are not adequately controlled and monitored on a consistent basis. BDO Seidman, LLP recommended that the Company reconcile sub-ledger accounts to the general ledger on a monthly basis, and that reconciling items should be thoroughly investigated and adjusted. BDO Seidman, LLP further recommended that a responsible employee with the appropriate level of authority should approve adjustments to the general ledger and sub-ledger accounts. Due to a lack of accounting resources, the Company was formerly unable to reconcile sub-ledgers on a monthly basis. As indicated above, the Company has temporarily suspended its operations. When operations resume, the Company will reconcile its sub-ledgers on a regular basis. This control weakness had no effect on the Company's published financials.

               Record Retention and Documentation of Transactions

               BDO Seidman, LLP noted that the Company does not consistently maintain documentation in support of transactions. The Company had difficulties or was unable to locate documents to support transactions involving vendors, customers, and affiliates, in particular, transactions that occurred in prior periods, which had continuing accounting consequences. BDO Seidman, LLP recommended that the Company strengthen its controls to ensure that all transactions are fully documented and supported in the accounting records. All agreements with vendors, customers and affiliates should be evidenced in writing and should be maintained in the appropriate files and available for inspection. Further, the Company should establish, communicate and enforce a well-defined records retention policy. The reliability and consistency of the Company's record keeping systems has suffered due to management changes in 2001, an accounting system failure in that same year and reductions in personnel. The Company has subsequently implemented a new accounting system and is paying special attention to documentation. This control weakness had no impact on the Company's published financials.

               The Company's management team is in the process of strengthening each of these weaknesses in its internal controls. Due to the downturn in the general economy and the technology industry in particular over the prior two years, the Company has been forced to reduce personnel and other resources throughout its organization, including accounting. Therefore, the Company has not been able to invest sufficient resources to permit it to completely address the weaknesses noted above. Internal control weaknesses identified by KPMG are described in the Current report on Form 8-K filed on July 5, 2002. Internal control weaknesses identified by PWC are described in the Current Report on Form 8-K filed on August 15, 2000.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of business acquired: N/A

(b) Pro forma financial information: N/A

(c) Exhibits. The following Exhibits are attached hereto and incorporated herein by reference:

Exhibit Number     Description of Exhibit
--------------     ----------------------

16.1               Letter of BDO Seidman, LLP


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    October 10, 2003

                                                IMP INC.


                                                By  /s/ Tarsaim Batra
                                                    ----------------------------
                                                        Tarsaim Batra, CFO